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                                                                   EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ANTEC Corporation 2000 Stock Incentive Plan; ANTEC Corporation 2000 Mid-Level Stock Option Plan; ANTEC Corporation 1997 Stock Incentive Plan; ANTEC Corporation Amended and Restated Employee Stock Incentive Plan (1993); ANTEC Corporation Directors Stock Option Plan (1993); TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Plan; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan;
and the TSX Corporation 1994 W.H. Lambert Stock Option Agreement, of our report dated February 7, 2002, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP
                                                               Ernst & Young LLP

Atlanta, Georgia
April 4, 2002